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                                                                       EXHIBIT 1

                                 $100,000,000

                               PIERCE LEAHY CORP.

                      % Senior Subordinated Notes due 2007

                          DEBT UNDERWRITING AGREEMENT
                          ---------------------------

                                                                    June  , 1997

SMITH BARNEY INC.
CIBC WOOD GUNDY SECURITIES CORP.
PAINEWEBBER INCORPORATED

     As Representatives of the Several Underwriters

c/o SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs:

     Pierce Leahy Corp., a Pennsylvania corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell $100,000,000
aggregate principal amount of its   % Senior Subordinated Notes due 2007 (the
"Notes") to the several Underwriters named in Schedule I hereto (the "Underwriters"). The Notes will be issued pursuant to the provisions of an Indenture to be dated as of July __, 1997 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"). The Notes are secured by a pledge, on a third priority basis, of 65% of the capital stock of Pierce Leahy Command Company, a Nova Scotia unlimited liability company and Canadian subsidiary of the Company (the "Canadian Subsidiary") pursuant to an amended and restated pledge agreement dated July __, 1997 (the "Pledge Agreement") among PLC Command I, L.P., a Pennsylvania limited partnership ("PLC I"), PLC Command II, L.P., a Pennsylvania limited partnership ("PLC II", and together with PLC I, the "Pledgors"), the Canadian Imperial Bank of Commerce, New York Agency as collateral agent (the "Collateral Agent"), the Canadian Imperial Bank of Commerce, New York Agency, as administrative agent (the "Administrative Agent"), the United States Trust Company of New York, as trustee under the 1996 Notes (as defined in the Registration Statement) (the "1996 Trustee") and the Trustee.

     The Company wishes to confirm as follows its agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Notes by the Underwriters.

     1.  Registration Statement and Prospectus.  The Company has prepared and
         -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the
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Commission thereunder (collectively, the "Act"), a registration statement on
Form S-1 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Notes. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Notes may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act ("an Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

     2.  Agreements to Sell and Purchase.  The Company hereby agrees, subject to
         -------------------------------
all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly,
to purchase from the Company, at a purchase price of    % of the principal
amount thereof, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto (or such principal amount of Notes increased as set forth in Section 10 hereof).

     3.  Terms of Public Offering.  The Company has been advised by you that the
         ------------------------
Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Notes upon the terms set forth in the Prospectus.

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     4.  Delivery of the Notes and Payment Therefor.  Delivery to the
         ------------------------------------------
Underwriters of and payment for the Notes shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York
City time, on            , 1997 (the "Closing Date").  The place of closing for
the Notes and the Closing Date may be varied by agreement between you and the Company.

     The Notes will be delivered to you for the accounts of the several Underwriters against payment of the purchase price therefor in immediately available funds to the order of the Company and registered in such names and in such denominations as you shall request by written notice, it being understood that a facsimile transmission shall be deemed written notice, prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

     5.  Agreements of the Company.  The Company agrees with the several
         -------------------------
Underwriters as follows:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

         (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or

                                       3
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supplemented) to comply with the Act or any other law.  If at any time the
Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Company will furnish to you, without charge (i) three signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, and (iii) such number of copies of the Indenture as you may reasonably request.

          (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised or (ii) so long as, in the written opinion of counsel for the Underwriters (a copy of which will be delivered to the Company), a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

          (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel for the Underwriters a Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request for a period of nine months after the date of this Agreement; provided, however, that if a request for copies of the Prospectus is made by any Underwriter or dealer after such nine-month period, the costs associated with the preparing and filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus and delivery of the Prospectus (and of any amendment or supplement thereto) shall be borne by such Underwriter or dealer. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in

                                       4
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accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the several Underwriters and by all dealers to whom Notes may be sold, both in connection with the offering and sale of the Notes and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the written opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will make every reasonable effort to prepare and, subject to the provisions of paragraph (d) above and this paragraph (f), file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. Each Underwriter agrees that after receipt of any supplement or amendment to the Prospectus, it will not deliver the Prospectus other than as so supplemented or amended. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if reasonably requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Notes for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

          (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (i) So long as any of the Notes are outstanding, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

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         (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

         (k) The Company will apply the net proceeds from the sale of the Notes substantially in accordance with the description set forth in the Prospectus.

         (l) If Rule 430A of the Act is employed, the Company will make every reasonable effort to timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

         (m) The Company will use its best efforts to have the Notes listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.

     6.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to each Underwriter that:

         (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

         (b) The Registration Statement in the form in which it became or becomes effective, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement

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or the Prospectus made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein, or (ii) the Trustee's Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          (c) The Indenture has been duly and validly authorized and, upon its execution and delivery by the Company and assuming due execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and
(iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws and the Indenture been (or will have been) duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus.

          (d) The Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to you against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and
(iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws and the Notes will conform to the description thereof in the Registration Statement and the Prospectus.

          (e) The Pledge Agreement has been duly and validly authorized and, upon execution and delivery by the Pledgors, execution of acknowledgement and consent (the "Acknowledgement and Consent") by the Canadian Subsidiary, and assuming due execution and delivery by the Collateral Agent, the Administrative Agent, the 1996 Trustee and the Trustee, will be a valid and binding agreement of the Pledgors enforceable in accordance with its terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fruadulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable

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defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws and the Pledge Agreement conforms to the description thereof in the Registration Statement and the Prospectus.

          (f) The Acknowledgement and Consent has been duly and validly authorized and, upon execution and delivery by the Canadain Subsidiary, will be a valid and binding agreement of the Canadian Subsidiary enforceable in accordance with its terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fruadulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

          (g) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus.

          (h) The Company is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Within fourteen days of the Closing Date, the Company will be duly registered and qualified to conduct its business and in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not (1) have a material adverse effect on the condition (financial or other), business, properties, shareholders' equity or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole, (2) materially adversely affect the issuance, validity or enforceability of the Shares or (3) materially adversely affect the consummation of any of the transactions contemplated by this Agreement (each of (1), (2) and (3) above, a "Material Adverse Effect").

          (i) All the Company's subsidiaries (as defined in Rule 1-02(x) of Regulation S-X and as required to be identified by Item 601(b)(21) of Regulation S-K) are listed in an exhibit to the Registration Statement (collectively, the "Subsidiaries"). Each Subsidiary is either (i) a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, or (ii) a partnership duly organized and validly existing under the applicable laws of the Commonwealth of Pennsylvania. Each Subsidiary has the requisite corporate or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described

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in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not individually or in the aggregate have a Material Adverse Effect. All the outstanding shares of capital stock of each of the corporate Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are 99% or greater owned by the Company directly, or indirectly through one or more of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, other than the pledge of such shares pursuant to the Pledge and Intercreditor Agreement, as amended, and the Credit Facility (as defined in the Registration Statement).

          (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries which are materially adverse to the Company and its Subsidiaries, taken as a whole, or to which any of their respective properties is subject which are material to the Company and its Subsidiaries, taken as a whole, that are required to be described in the Registration Statement or the Prospectus but are not described as required.

          (k) Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) in violation of any statute, law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any ruling, judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound (except where any such default or defaults in the aggregate would not have a Material Adverse Effect).

          (l) Other than as will be obtained, waived or otherwise corrected prior to the Closing Date, neither the issuance and sale of the Notes, the execution, delivery or performance of this Agreement and the Indenture by the Company, nor the consummation by the Company of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Notes under the Act and the Exchange Act (which has been effected), qualification of the Indenture under the 1939 Act, and such as may be required under state securities or foreign laws) or

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conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or
(ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing (except as may be required for the registration of the Notes under the Act and the Exchange Act (which has been effected) and such as may be required under state securities or foreign laws) or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject other than security interests granted pursuant to the Credit Agreement, the 1996 Notes (as defined in the Registration Statement) and the Notes.

          (m) The accountants, Arthur Andersen LLP and Deloitte & Touche LLP, who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

          (n) The historical consolidated financial statements of the Company, together with related schedules and notes, forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto) and, to the knowledge of the Company, the historical financial statements of Security Archives, Inc. and Records Management Services, Inc., together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply with the requirements of the Act and, present fairly the consolidated financial position, results of operations, cash flows and changes in financial position of the Company and the Subsidiaries and Security Archives, Inc. and Records Management Services, Inc., as the case may be, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; the statements and related schedules and notes of the Company and, to the knowledge of the Company, the statements and related schedules and notes of Security Archives, Inc. and Records Management Services, Inc., have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the pro forma financial information, and the related notes thereto, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) have been prepared in accordance with the applicable requirements of the Act and the assumptions used in preparing such information are reasonable; and the other historical and pro forma

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financial and statistical information and data set forth in the Registration
Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented in all material respects and prepared on a basis consistent with the books and records of the Company and the Subsidiaries.

          (o) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

          (p) Except as disclosed or contemplated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock of the Company, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any development having or which may reasonably be expected to result in a Material Adverse Effect.

          (q) Each of the Company and the Subsidiaries has good and valid title to all property (real and personal) described in the Prospectus as being owned by it which is material to the business of the Company and its Subsidiaries taken as a whole, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries which is material to the business of the Company and the Subsidiaries taken as a whole is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate do not interfere in any material respect with the conduct of the business of the Company and the Subsidiaries, taken as a whole or the use made or proposed to be made of such property by the Company or its Subsidiaries.

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          (r) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

          (s) Except as described in clause (d) above, the Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect and, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus except where any such revocation, termination or impairment would not have a Material Adverse Effect.

          (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

          (v) The Company and, to the Company's knowledge, each of the Subsidiaries have filed all tax returns required to be filed or obtained extensions therefor, which returns are true and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto except where the failure to file such returns or to pay such taxes is not reasonably likely to have a Material Adverse Effect.

          (w) Except as described in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or otherwise. Except as described in or contemplated by the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Stock of the Company or any security convertible into or exchangeable or exercisable for Common Stock of the Company.

          (x) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses except where the lack of such ownership or possession would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

          (y) The Company is not and, upon sale of the Notes to be issued and sold in accordance herewith and upon application of the net proceeds to the Company from such sale as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (z) The Company and, to the Company's knowledge, each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company deems prudent and customary to cover replacement costs of real and personal property; subject to certain limitations and deductibles, such policies also cover extraordinary expenses associated with business interruption and damage or loss from fire, flood or earthquakes (in certain geographic areas), and losses at the Company's facilities up to approximately $225 million; neither the Company nor, to the knowledge of the Company, any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor, to the knowledge of the Company, any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectuses.

          (aa) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectuses.

          (bb) Except for the shares of capital stock or partnership interests of each of the Subsidiaries owned by the Company and such Subsidiaries, neither the Company nor any such Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectuses.

          (cc) There are no labor disputes with the Company's employees or with employees of the Subsidiaries that exist or, to the Company's knowledge, are imminent that are reasonably likely to materially adversely affect the Company and the Subsidiaries taken as a whole, and the Company is not aware of any existing or imminent labor disturbance by any of its or the Subsidiaries' principal suppliers, contractors or customers that are reasonably likely to have a Material Adverse Effect.

          (dd) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or the Subsidiaries, or with respect to which the Company or the Subsidiaries could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and there exists no condition or set of circumstances in connection with which the Company or the Subsidiaries could be reasonably likely to be subject to any liability under the terms of such Benefit Plan or applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Code")) that could have a Material Adverse Effect.

          (ee) The Company and, to the Company's knowledge, the Subsidiaries are
(i) (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) and are in compliance with all terms and conditions of any such permit, license or approval, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect; (ii) except as disclosed in the Registration Statement or the Prospectuses, there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding or notice of potential responsibility or liability or demand letter or request for information pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries under any Environmental Laws which, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect. Neither the Company nor, to the

Company's knowledge, any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA").

          7.  Indemnification and Contribution.  (a) The Company agrees to
              --------------------------------
indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that the failure so to notify the Company shall not relieve the Company from any obligation or liability except to the extent that the Company has been prejudiced materially by such failure.
Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that in the event that one or more persons seeking indemnity exercises its right to employ separate counsel pursuant to the preceding sentence, the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to one local counsel in each such jurisdiction) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses as required to be paid by the Company hereunder shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon the untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you specifically for use therein. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person, based on the Registration Statement, the Prospectus or any Prepricing

Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person, shall have the rights and duties given to the Underwriters by paragraph (b) above.
The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amounts of Notes set forth opposite their names in Schedule I hereto (or such principal amounts of Notes increased as set forth in Section 10 hereof) and not joint.

         (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. Notwithstanding any other provisions of this Agreement, if this Agreement terminates prior to the purchase of the Notes by the Underwriters, the Company shall not be liable for any lost profits. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8.  Conditions of Underwriters' Obligations.  The several obligations of
         ---------------------------------------
the Underwriters to purchase the Notes hereunder are subject to the following conditions:

         (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company and the Subsidiaries taken as a whole not contemplated by the Prospectus, which in your reasonable opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Notes, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Notes.

          (c) You shall have received on the Closing Date, an opinion of Cozen and O'Connor, counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                   (i) The Company is a corporation duly incorporated and validly subsisting under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is in the process of qualifying in the jurisdictions set forth on Annex A to such opinion;

                   (ii) Each of the Subsidiaries organized under the laws of the United States or any State thereof (the "U.S. Subsidiaries") is either (A) a corporation duly organized and validly existing under the laws of the jurisdiction of its organization, or (B) a limited partnership duly organized under the laws of the Commonwealth of Pennsylvania;

          (iii) The authorized and, to such counsel's knowledge, outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectuses; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock";

          (iv) The Company has the requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Notes to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company;

          (v) The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws and the Indenture has been duly qualified under the 1939 Act;

          (vi) The Pledge Agreement has been duly and validly authorized and, upon execution and delivery by the Pledgors, execution of acknowledgement and consent (the "Acknowledgement and Consent") by the Canadian Subsidiary, and assuming due execution and delivery by the Collateral Agent, the Administrative Agent, the 1996 Trustee and the Trustee, will be a valid and binding agreement of the Pledgors enforceable in accordance with its terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fruadulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

          (vii) The Notes have been duly and validly authorized and executed by the Company and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture;

          (viii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and, to such counsel's knowledge, any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

          (ix) Neither the Company nor, to the knowledge of such counsel, any of the U.S. Subsidiaries is (A) in violation of its respective certificate of incorporation or bylaws, or other organizational documents, or (B) to the knowledge of such counsel, in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness that is filed as an exhibit to the Registration Statement, except as may be disclosed in the Prospectuses or where any such default or defaults in the aggregate would not, singularly or in the aggregate, have a Material Adverse Effect;

          (x) None of the offer, issuance, sale or delivery of the Notes, the execution, delivery or performance by the Company of this Agreement and the Indenture, compliance by the Company with the provisions hereof and thereof, or consummation by the Company of the transactions contemplated hereby and thereby, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of the U.S. Subsidiaries or any material agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties is bound that is filed as an exhibit to the Registration Statement or, except as disclosed in the Registration Statement, will, to such counsel's knowledge, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the U.S. Subsidiaries under any such agreement, indenture, lease or other instrument, or, to such counsel's knowledge, nor will any such action result in any violation of any existing law or regulation (assuming compliance with all applicable state securities or Blue Sky laws and foreign laws), or any ruling, judgment, injunction, order or decree of any court or governmental entity or instrumentality known to such counsel and applicable to the Company, the U.S. Subsidiaries or any of their respective properties;

          (xi) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act, the Exchange Act, the 1939 Act, and such as may be required under state securities or Blue Sky laws and foreign laws) for the valid issuance and sale of the Notes to the Underwriters as contemplated by this Agreement;

                   (xii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements, schedules and the notes thereto and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder;

                   (xiii) To the knowledge of such counsel, (A) other than as described or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or any of the U.S. Subsidiaries, or to which the Company or any of the U.S. Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments relating to the Company or any of the U.S. Subsidiaries, of a character, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

          In addition, such counsel shall state that although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement (except to the extent set forth in paragraph (iii)), such counsel has participated in the preparation of the Registration Statement and the Prospectus, including general review and discussion of the contents thereof, and nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no statement with respect to the financial statements, financial schedules, pro forma financial statements and the notes thereto and other financial and statistical data included in the Registration Statement or the Prospectus).

          In rendering their opinion as aforesaid, counsel may, as to factual matters, rely, to the extent such counsel deems proper, upon written certificates or statements of officers of the Company.

The foregoing opinion may be limited to the federal laws of the United States of America and the Commonwealth of Pennsylvania.

          (d) You shall have received on the Closing Date an opinion of Blake, Cassels & Graydon and/or Stewart McKelvey Stirling Seals (as appropriate), Canadian counsel for the Canadian Subsidiary, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

              (i) The Canadian Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization with fully corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses (and any amendment or supplement thereto); and all the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are 99% indirectly owned by the Company registered in the name of _______.

              (ii) The Canadian Subsidiary is not (A) in violation of its respective certificate of incorporation or bylaws or other organizational documents.

              (iii) Neither the offer, issuance, sale or delivery of the Underwritten Shares, nor the execution, delivery or performance by the Company of this Agreement or the U.S. Underwriting Agreement or compliance by the Company with all provisions of this Agreement and the U.S. Underwriting Agreement, nor consummation by the Company of the transactions contemplated hereby or by the U.S. Underwriting Agreement conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational document, of the Canadian Subsidiary or to such counsel's knowledge except as disclosed in the Registration Statement, will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Canadian Subsidiary under any material agreement, indenture, lease or other instrument, nor, to such counsel's knowledge, will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities or Blue Sky laws and foreign laws), or any ruling, judgment, injunction, order or decree of any court or governmental entity or instrumentality known to such counsel, and applicable to the Canadian Subsidiary or any of its respective properties.

              (iv) The Acknowledgement and Consent has been duly and validly authorized by the Canadian Subsidiary and, upon execution and delivery by the Canadian Subsidiary, will be a valid and binding agreement of the Canadian Subsidiary enforceable in accordance with its terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

          (e) You shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clause (v), (viii), (x) and the paragraph immediately following clause (xiv) of the foregoing paragraph (c) and such other related matters as you may request.

          (f) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

          (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated or contemplated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(g) and in Section 8(h) hereof.

          (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (i) There shall not have been any announcement by any "nationally recognized statistical rating organization", as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any debt securities of the Company, or (ii) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

         (j) Prior to commencement of the offering of the Notes, the Notes shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

         (k) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

     Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

     9.  Expenses.  The Company agrees to pay the following costs and expenses
         --------
and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the printing (or reproduction), and filing with the Commission and delivery (including postage, air freight (or reproduction) for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, each amendment or supplement to any of them, this Agreement, the Indenture and the Statement of Eligibility and Qualification of the Trustee as may be reasonably requested for use in connection with the offering and sale of the Notes; (ii) the preparation, printing (or reproduction), execution and delivery of the Indenture and the preparation, printing, authentication, issuance and delivery of the Notes, including any stamp taxes in connection with the original issuance of the Notes;
(iii) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (iv) the registration of the Notes under the Exchange Act and the listing of the Notes on the New York Stock Exchange; (v) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vi) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (vii) the fees and expenses of the Trustee; (viii) the fees and expenses associated with obtaining ratings for the Notes from nationally recognized statistical rating organizations; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Notes; and (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

     10.  Effective Date of Agreement.  This Agreement shall become effective:
          ---------------------------
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

     If any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate principal amount of Notes which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the principal amount of Notes set forth opposite its name in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with
Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Notes which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they are obligated to purchase on the Closing Date and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Notes by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the

Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto which, with your approval and the approval of the Company, purchases Notes which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

     Any notice under this Section 10 may be made by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     11.  Termination of Agreement.  This Agreement shall be subject to
          ------------------------
termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date, (i) trading in the Common Stock of the Company shall be suspended or subject to any restriction or limitation not in effect on the date of this Agreement; (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Notes by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12.  Information Furnished by the Underwriters.  The statements set forth
          -----------------------------------------
in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first through fourth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

     13.  Miscellaneous.  Except as otherwise provided in Sections 5, 10 and 11
          -------------
hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 631 Park Avenue, King of Prussia, PA 19406, Attention: President; or
(ii) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Notes in his status as such purchaser.

     14.  Applicable Law; Counterparts.  This Agreement shall be governed by and
          ----------------------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


     Very truly yours,


     PIERCE LEAHY CORP.


     By ........................
        Name:
        Title:


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

SMITH BARNEY INC.
CIBC WOOD GUNDY SECURITIES CORP.
PAINEWEBBER INCORPORATED

As Representatives of the Several Underwriters



By SMITH BARNEY INC.


By ..........................
       Managing Director

                                   SCHEDULE I


                                NAME OF COMPANY


                       Principal Amount                  Principal Amount
Underwriter            of Notes           Underwriter    of Notes
-----------            --------           -----------    --------



Smith Barney Inc. ....

CIBC Wood Gundy Securities Corp.

PaineWebber Incorporated


    Total.....